Exhibit 10.11

                             OFFICE LEASE AGREEMENT
                                 BY AND BETWEEN

                           APA PROPERTIES NO. 1, L.P.,
                         A Delaware limited partnership
                                       AND
                                   SYTEL, INC.
                              DULLES GATEWAY CENTER

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS .....................................................    1
ARTICLE II PREMISES .......................................................    2
ARTICLE III TERM ..........................................................    2
ARTICLE IV BASE RENT ......................................................    3
ARTICLE V INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES ............    4
ARTICLE VI USE OF PREMISES ................................................    6
ARTICLE VII ASSIGNMENT AND SUBLETTING .....................................    9
ARTICLE VIII MAINTENANCE AND REPAIRS ......................................   11
ARTICLE IX ALTERATIONS ....................................................   12
ARTICLE X SIGNS ...........................................................   13
ARTICLE XI SECURITY DEPOSIT ...............................................   14
ARTICLE XII INSPECTION ....................................................   14
ARTICLE XIII INSURANCE ....................................................   14
ARTICLE XIV SERVICES AND UTILITIES ........................................   16
ARTICLE XV LIABILITY OF LANDLORD ..........................................   16
ARTICLE XVI RULES .........................................................   18
ARTICLE XVII DAMAGE OR DESTRUCTION ........................................   18
ARTICLE XVIII CONDEMNATION ................................................   19
ARTICLE XIX DEFAULT .......................................................   19
ARTICLE XX BANKRUPTCY .....................................................   22
ARTICLE XXI SUBORDINATION .................................................   23
ARTICLE XXII HOLDING OVER .................................................   23
ARTICLE XXIII COVENANTS OF LANDLORD .......................................   24
ARTICLE XXIV PARKING ......................................................   24
ARTICLE XXV GENERAL PROVISIONS ............................................   25
EXHIBIT A - Plan Showing Premises

EXHIBIT B - Work Agreement

EXHIBIT C - Rules

EXHIBIT D - Certificate Affirming Lease Terms

                             OFFICE LEASE AGREEMENT

THIS OFFICE LEASE AGREEMENT (this "Lease") is dated as of the 18 day of February, 1999, by and between APA PROPERTIES NO. 1, L.P., a Delaware limited partnership ("Landlord"), and SYTEL, INC., a Maryland corporation ("Tenant").

                                    ARTICLE I
                                   DEFINITIONS

     1.1 Building: a six (6) story building containing (or that will contain upon completion thereof) approximately One Hundred Forty-Six Thousand (146,000) square feet of total rentable area and located at 13921 Park Center Road, Herndon, Virginia 20171 and the lot on which the Building is constructed (which lot is also sometimes referred to herein as the "Land").

     1.2 Premises: approximately ten thousand nine hundred eighty-one (10,981) square feet of rentable area located on the second (2nd) floor of the Building, as more particularly designated on Exhibit A.

     1.3 Lease Term: eighty-four (84) full calendar months.

     1.4 [Intentionally Deleted.]

     1.5 Base Rent: two hundred fifty-eight thousand fifty-three dollars and fifty cents ($258,053.50) for the first Lease Year (which amount is based on twenty-three dollars and fifty cents ($23.50) per square foot of rentable area in the Premises, and shall be adjusted as necessary if the first Lease Year (determined in accordance with Section 3.4) is longer than twelve (12) full calendar months).

     1.6 Rent Escalation Percentage: three percent (3%).

     1.7 Operating Charges Base Year: calendar year 1999.

     1.8 Real Estate Taxes Base Year: calendar year 1999.

     1.9 Tenant's Proportionate Share: 7.52% as of the date hereof (based on the Premises containing ten thousand nine hundred eighty-one (10,981) square feet of rentable area and the Building containing one hundred forty-six thousand (146,000) square feet of rentable area, excluding storage and roof space, however Tenant's Proportionate Share shall be adjusted in accordance with
Section 5.1 below).

     1.10 Security Deposit Amount: twenty-one thousand five hundred four dollars and forty-six cents ($21,504.46), subject to the provisions of Article XI.

     1.11 Brokers): Cushman & Wakefield of Virginia, Inc. and Spaulding & Slye Colliers International.

     1.12 Tenant Notice Address: 6430 Rockledge Drive, Suite 400, Bethesda, Maryland 20817, Attn: Ms. Renee Williams, until Tenant has commenced beneficial use of the Premises, and at the Premises, after Tenant has commenced beneficial use of the Premises.

     1.13 Landlord Notice Address: c/o Peter Lawrence of Virginia, Inc. ("Agent"), 11440 Isaac Newton Square North, Suite 208, Reston, Virginia 20190,
Attn: General Manager.

     1.14 Building Hours: 8:00 a.m. to 6:00 p.m. on Monday through Friday (excluding le-gal public holidays) and 9:00 a.m. to 1:00 p.m. on Saturday (excluding legal public holidays), and such other hours, if any, as Landlord from time to time determines.

     1.15 Guarantor(s): None.

                                   ARTICLE II
                                    PREMISES

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     2.1 Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use the common and public areas of the Building. Except as may otherwise be expressly provided in this Lease (including, but not limited to Article XXIV), the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closets, telephone rooms, parking areas or other non-common or non-public areas of the Building.

     2.2 [Intentionally Deleted.]

     2.3 At such time as Landlord's architect determines the exact number of square feet of rentable area included in the Premises (using the method of measurement set forth in Section 25.18 below), Landlord and Tenant shall confirm such measurement on a certificate in the form of Exhibit D attached hereto.

                                   ARTICLE III
                                      TERM

     3.1 All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on June 1, 1999 (the "Lease Commencement Date") and shall expire on May 31, 2006, unless the Lease Term is sooner terminated in accordance with this Lease. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease.

     3.2 [Intentionally Deleted.]

     3.3 Landlord shall deliver the Premises to Tenant within three (3) business days after the full execution of this Lease so that Tenant can commence construction of the improvements; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable, as a result thereof, except that if the Premises are not delivered to Tenant within such three (3) business day period, then the Lease Commencement Date shall be extended on a day for day basis for each business day in the period commencing on the day after such three (3) business day period and continuing through the day preceding the date the Premises are delivered to Tenant.

     3.4 "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month following the month in which the first anniversary of the Lease Commencement Date occurs.

     3.5 Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for one five (5) year term (the "Renewal Term"). If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the initial Lease Term provided in Section 3.1 of this Lease. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

          (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of such election not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the initial Lease Term. The parties shall have sixty (60) days after Landlord's timely receipt of such notice in which to agree on the base rent, escalation factor and additional rent which shall be payable during the Renewal Term. Among the factors to be considered by the parties during such negotiations in determining applicable market rent shall be the general office rental market in Fairfax County, Virginia, the rental rates then being quoted by Landlord to comparable tenants for comparable space in the Building, and the rents being charged similar tenants for similar office space in multi-tenanted, multi-story, first-class office buildings. In no event, however, shall Landlord be under any obligation to agree to an applicable market rent, escalation factor or additional rent for the Renewal Term which is less than the annual base rent, escalation factor or additional rent in effect under this Lease during the Lease Year immediately preceding the commencement of the Renewal Term. If during such sixty (60) day period the parties agree on such base rent, escalation factor and additional rent payable during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such sixty (60) day period the parties are unable, for any reason whatsoever, to agree on such base rent, escalation factor and additional rent payable, then Tenant's rights with respect to the Renewal Term shall lapse and be of no further force or effect.

          (b) If Tenant's renewal notice is not given timely, then Tenant's right of renewal shall lapse and be of no further force or effect.

          (c) If Tenant is in default under this Lease on the date Tenant sends a renewal notice or any time thereafter until the Renewal Term is to commence, then, at Landlord's election, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the initial term of this Lease.

          (d) If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises has been subleased or assigned, or if this Lease has been terminated with respect to any such portion, then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

          (e) Tenant's right of renewal under this Section may be exercised only by Tenant and may not be exercised by any transferee, sublessee or assignee of Tenant.

                                   ARTICLE IV
                                    BASE RENT

     4.1 From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each succeeding Lease Year the Base Rent in effect shall be increased by the product of (a) the Rent Escalation Percentage, multiplied by (b) the amount of the Base Rent payable during the immediately preceding Lease Year.

     4.2 Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

     4.3 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand (except as otherwise permitted by this Lease), at the Land-lord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose a returned check charge of Forty Dollars ($40.00) to cover Landlord's administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money order, or cashier's or certified check.

                                    ARTICLE V
              INCREASES IN OPERATING CHARGES AND REAL ESTATE TAXES

     5.1 (a) If the Building is operated as a part of a complex of buildings or in con-junction with other buildings, then Landlord shall prorate the common expenses and costs with respect to each such building in such manner as Landlord, in its reasonable judgment, shall determine.

          (b) Commencing on January 1, 2000 and continuing thereafter through the Lease Term, (i) Tenant shall pay as additional rent Tenant's Proportionate Share (as defined be-low) of the amount by which Operating Charges (as defined in Section 5.2(a)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Operating Charges Base Amount") equal to the Operating Charges incurred during the Operating Charges Base Year, and (ii) Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which Real Estate Taxes (as defined in Section 5.3(a)) for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Real Estate Taxes Base Amount") equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year. Tenant's Proportionate Share shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises set forth in Section 1.2, and the denominator of which is the number of square feet of rentable area in the Building (excluding storage, roof and garage space), as measured (or remeasured) by Landlord from time to time in accordance with Section 25.18 of this Lease.

     5.2 (a) "Operating Charges" shall mean the sum of the following expenses incurred by Landlord in the ownership and operation of the Building: (1) electricity, gas, water, HVAC, sewer and other utility charges of every type and nature; (2) commercially reasonable premiums and other charges for insurance;
(3) management fees that are customary in the industry for comparable services in comparable buildings and personnel costs of the Building; (4) costs of service and maintenance contracts relating to the Building as a whole; (5) maintenance, repair and replacement expenses and supplies which are properly deducted by Landlord in computing its federal income tax liability; (6) depreciation for capital expenditures made by Landlord to reduce operating expenses if Landlord reasonably estimates that the annual reduction in operating expenses shall exceed such depreciation or to comply with legal or insurance requirements which are first applicable after the date hereof; (7) charges for janitorial and cleaning services and supplies furnished to the Building; (8) any business, professional and occupational license tax payable by Landlord with respect to the Building; (9) [Intentionally Deleted]; (10) landscaping, snow removal, security, maintenance and repair of parking areas; and (11) any other expense incurred by Landlord in maintaining, repairing or operating the Building. Operating Charges shall not include: (i) principal or interest payments on any Mortgages (as defined in Section 21.1); (ii) leasing commissions with respect to the negotiation of leases; (iii) depreciation for capital expenditures, except as specified above; (iv) the costs of special services and utilities separately charged to particular tenants of the Building; (v) costs reimbursed to Landlord from any source including insurance claims and warranties (but excluding payments by other tenants for Operating Charges); (vi) costs of financing the Building and/or the Land; (vii) wages, salaries and other compensation paid to employees of Landlord or its managing agent above the level of senior property manager; (viii) leasing commissions, attorneys' fees, accounting fees, construction fees or other fees and expenses if such fees and expenses are incurred in connection with negotiations or disputes with tenants or prospective tenants of the Building; (ix) costs of administering the affairs of the ownership entity which are unrelated to the maintenance, management and ownership of the Building; (x) expenses in connection with services or other benefits for which Landlord is separately reimbursed directly as an additional charge over and above the Base Rent and increases in Operating Charges; (xi) reserves; (xii) charitable or political contributions: (xiii) costs to remove Hazardous Materials from the Building, Land or surrounding area that were released in or upon the Building or the Land in violation of any applicable Environmental Laws: (xiv) rental payments for office space for management personnel; (xv) all depreciation and other items not reflecting a current cash expenditure except as otherwise permitted above: and (xvi) tap fees and other one-time lump sum sewer or water connection fees payable in connection with the initial construction of the Building or leasehold improvements for any ten-ant. It' any product or service includable in Operating Charges is furnished by an entity owned or controlled by Landlord or sharing a common parent with Landlord, then the cost of such product or service shall be included in Operating Charges only to the extent of customary cost of similar quality products and services provided in arms length transactions to first-class office buildings in the vicinity of the Building.

          (b) If the average occupancy rate for the Building during any calendar year (including the Operating Charges Base Year) is less than one hundred percent (100%), or if any tenant is separately paying for (or does not require) electricity or janitorial services or other services or utilities furnished to its premises, then Operating Charges for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred per-cent (100%) and if Landlord paid for electricity and janitorial services and other services and utilities furnished to such premises.

          (c) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Charges that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Charges Base Amount. At the beginning of calendar year 2000 and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's proportionate share thereof Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of each such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon there-after as is feasible, Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Charges during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Land-lord shall credit the net overpayment toward Tenant's next payment(s) due under this Lease, or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting there from any amounts then due from Tenant to Landlord). If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent. Each party's obligation under the preceding two sentences shall survive expiration or termination of this Lease.

          (d) For a period of ninety (90) days after Tenant's receipt of such statement, Tenant, or an independent, certified public accountant who is hired by Tenant on a non-contingent fee basis and who offers a full range of accounting services and is reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, to inspect and complete an audit of Landlord's books and records relating to Operating Charges for the immediately preceding calendar year, including any proration if there is more than one building in the complex. Tenant shall (and shall cause its employees, agents and consultants to) keep the results of any such audit strictly confidential. If such audit shows that the amounts paid by Tenant to Landlord on account of increases in Operating Charges exceed the amounts to which Landlord is entitled hereunder, Landlord shall credit the amount of such excess toward the next monthly payments of Operating Charges due hereunder. All costs and expenses of any such audit shall be paid by Tenant; provided that, if such audit shows that the aggregate amount of Operating Charges set forth in such statement was overstated by Landlord by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs and expenses incurred by Tenant in connection with such audit up to a maximum amount of Two Thousand Dollars ($2,000). If Tenant does not notify Land-lord in writing of any objection to any statement within ninety (90) days after receipt thereof, then Tenant shall be deemed to have waived such objection.

     5.3 (a) "Real Estate Taxes" shall mean (1) all real estate taxes, vault and/or public space rentals, rates and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) expenses (including, without limitation, attorneys' and consultants' fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income, excise, recordation or transfer taxes or net profits tax assessed against Landlord from the operation of the Building.

          (b) If during any calendar year (including the Real Estate Taxes Base
Year) the Building is not fully assessed for tax purposes, then Real Estate Taxes for such year shall be deemed to include all additional taxes, as reasonably estimated by Landlord, which would have been incurred during such year if the Building had been fully assessed.

     5.4 Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of calendar year 2000 and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's proportionate share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share (estimated on an annual basis without proration pursuant to Section 5.4). From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty
(120) days after the end of each calendar year, or as soon thereafter as is feasible, Land-lord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next payment(s) due under this Lease, or, in the case of the reconciliation for the calendar year in which the Lease Term expires, Landlord shall pay Tenant the net overpayment (after deducting therefrom any amounts then due from Tenant to Landlord). If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent. Each party's obligation under the preceding two sentences shall survive expiration or termination of this Lease.

     5.5 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease, Term, and the denominator of which is three hundred sixty-five (365).

                                   ARTICLE VI
                                 USE OF PREMISES

     6.1 Tenant shall use and occupy the Premises solely for general (non-medical) office purposes compatible with first class office buildings in the jurisdiction in which the Building is located, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate nonresidential use permit occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building, or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the "ADA") and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, "Laws") concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly de-liver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not con-duct any operations, sales, promotions, advertising or special events outside the Premises.

     6.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

     6.3 Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building or the Land, provided that Tenant may use and store in accordance with all Laws reasonable quantities of standard cleaning and office materials as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws except that Tenant shall have no obligation to remove Hazardous Materials that were not brought onto the Premises by Tenant or its Invitees, or cure any violations of Environmental Laws that were not caused by the acts or omissions of Tenant or its Invitees. "Hazardous Materials" means any of the following present in levels that exceed the level permissible under applicable Environmental Laws (a) asbestos and any asbestos containing material and any sub-stance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant," "pollutant," "contaminant" or any other formulation intended to define, list, or classify substances by reason of deleterious proper-ties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling flu-ids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, poly-chlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building or the Land or hazardous to health or the environment. "Environmental Law" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation, ordinance or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 7401 et seq., the Toxic Sub-stances Control Act, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Section 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous sub-stances, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety). Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its officers, directors, employees and agents harmless from and against any damage, injury, loss, liability, charge, demand, penalty or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed. An "Environmental Default" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; the storage or use of Hazardous Material not approved in writing by Landlord; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to super-vise and approve any actions taken by Tenant to address the Environmental Default, and, if Ten-ant fails to immediately address same to Landlord's reasonable satisfaction, to perform, at Ten-ant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

     6.4 Landlord at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) shall take steps necessary to comply with Laws to the extent same applies directly to all or any portion of the common areas of the Building; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee, or if any improvements made by Landlord to comply with such Laws benefit solely the Premises, then such compliance shall be at Tenant's cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with such Laws concerning the Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations made or constructed by Ten-ant for the purpose of complying with such Laws or which otherwise require compliance with such Laws shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with such Laws, or representation or confirmation by Landlord that such Alterations comply with the provisions of such Laws.

     6.5 Landlord represents that, except as specified in that certain Phase I Environmental Assessment prepared by SCS Engineers dated September 20, 1993 and that certain Phase II Environmental Investigation prepared by SCS Engineers dated October 29, 1993 (collectively, the "Environmental Report"), to its actual knowledge as of the date of this Lease, based solely and exclusively on the Environmental Report and no further or additional inspection or inquiry having been made, neither the Premises nor the Land (collectively, the "Property") contain any Hazardous Materials in violation of any Environmental Law and that no Hazardous Materials have been used in the construction or development of the Property in violation of any Environmental Law. Copies of the Environmental Report are available for Tenant's review at Tenant's request. In the event Landlord is advised, or it shall come to Landlord's attention, that Hazardous Materials exist in the Premises, if required by any applicable Environmental Law, Landlord shall take all reasonable steps necessary to promptly remove, at Landlord's expense, all such Hazardous Materials, and in doing so, Landlord shall use reasonable efforts not to materially interfere with the conduct of Tenant's business; provided, however, that Landlord shall remove any Hazardous Materials from the Premises which Tenant, its employees, agents, contractors, subtenants or invitees shall have introduced or otherwise brought in, on or about the Premises at Tenant's expense (or, at Landlord's sole option, Landlord may require Tenant to remove such Hazardous Materials). Notwithstanding anything herein to the contrary, no holder of any Mortgage (nor any person or entity claiming by, through or under any such holder) shall have any liability under this Section 6.5 or any responsibility to perform any of Landlord's obligations set forth in this Section 6.5. Landlord shall indemnify and hold Tenant, its officers, directors and employees harmless from and against any damage, injury, loss, liability or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials released by Landlord, its agents or employees in or about the Building or the Land as a result of Landlord's gross negligence or willful misconduct; provided, however, that (a) in no event shall Landlord be liable for indirect or consequential damages and (b) in no event shall the holder of any Mortgage have any liability under this sentence.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

     7.1 Tenant shall not assign, transfer or otherwise encumber (collectively, "assign") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "sublet") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Landlord shall respond to any request of Tenant to sublease or assign within twenty-one (21) business days after Landlord's receipt of the information required to be delivered by Tenant to Landlord pursuant to this Article. Notwithstanding any of the foregoing to the contrary, provided no Event of Default exists under this Lease, and subject to Landlord's rights and Tenant's obligations pursuant to Sections 7.4 and 7.5 below, Landlord shall not unreasonably withhold its consent to any proposed subletting of all or any portion of the Premises. Without limiting the generality of the immediately preceding sentence, it is specifically agreed that it shall be reasonable for Landlord to withhold its consent if: (i) the proposed subtenant is engaged in a business, or the Premises will be used in a manner, that is inconsistent with the first-class image of the Building; or (ii) Landlord is not satisfied with the financial condition of the proposed subtenant; or (iii) the proposed use of the

Premises is not in compliance with Article VI or is not compatible with the other uses within, and the terms of other leases with respect to, the Building; or (iv) the initial Tenant does not remain fully liable as a primary obligor for the payment of all rent and other charges payable by Tenant under this Lease and for the performance of all other obligations of Tenant under this Lease; or (v) the proposed subtenant is a governmental or quasi-governmental agency; or (vi) the proposed use of the premises shall increase the pedestrian traffic in the Building above the level of traffic generated by normal and customary office usage; or (vii) the proposed subtenant is a current tenant in the Building or a potential tenant in the Building with whom Landlord is engaged in active negotiations. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, for any period during which an Event of Default exists hereunder, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant and Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively "mortgage") this Lease with-out Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay to Landlord an administrative fee equal to five hundred dollars ($500) plus all other expenses (including reasonable attorneys' fees and ac-counting costs) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage. Tenant shall notify Landlord prior to engaging a real estate broker in connection with any proposed assignment or sublease. Any sub-lease, assignment or mortgage shall, at Landlord's option, be affected on forms approved by Landlord. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within ten (10) days after Tenant's execution thereof.

     7.2 If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary, or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market. Notwithstanding anything contained in this Article VII to the contrary, provided no Event of Default exists hereunder, Ten-ant may, upon at least twenty-one (21) days prior written notice to Landlord but without Land-lord's prior written consent and without being subject to Landlord's rights and Tenant's obligations set forth in Sections 7.4 and 7.5 below, assign or transfer its entire interest in this Lease or sublease the entire Premises: (a) to a corporation or other business entity (herein sometimes referred to as a "successor corporation") into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that such successor corporation shall have a net worth and liquidity factor at least equal to the net worth and liquidity factor of Tenant as of the Lease Commencement Date, and provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease; or (b) to a corporation or other business entity (herein sometimes referred to as a "related corporation") which shall control, be controlled by or be under common control with Tenant. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. For purposes of clause (b) above, "control" shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Together with Ten-ant's notice to Landlord pursuant to this Section, Tenant shall submit to Landlord sufficient information regarding the transaction as is reasonably necessary for Landlord to confirm that the transaction meets the qualifications set forth in this Section.

     7.3 If at any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the "Pro-posed Sublease Commencement Date"); the area proposed to be assigned, sublet or otherwise encumbered (the "Proposed Sublet Space"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction.

     7.4 If the Proposed Sublet Space, when taken together with all other space subleased by Tenant constitutes fifty percent (50%) of the entire Premises, then Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sub-let Space by sending Tenant written notice of such termination within twenty-one (21) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. All costs of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent hereunder. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet Space to Landlord, and this Lease shall terminate, on the Proposed Sublease Commencement Date. Notwithstanding the foregoing, Landlord's rights under this Section 7.4 shall not apply with respect to subleasing all or any portion of the Premises to a successor corporation or a related corporation (each, as defined in Section
7.2 above).

     7.5 If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law) provides that the subtenant or assignee thereunder is to pay any amount in excess of the sum of (a) the rental and other charges due under this Lease, plus (b) the reason-able, out-of-pocket expenses incurred by Tenant for brokerage commissions, reasonable attorneys fees, any free rent granted to such subtenant during such subtenant's occupancy of the Pro-posed Sublet Space and the cost of tenant improvements in connection with the procurement of such sublease, assignment or other transfer, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment, which amount shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and re-cords relating to any sublease or assignment.

     7.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee of Tenant and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease.

     7.7 Landlord acknowledges that Tenant is leasing more space than it originally needs and that Tenant intends to sublease in accordance with this Lease up to thirty percent (30%) of the Premises.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

     8.1 Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, per-form all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Article XVII. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "Invitees") or Tenant, shall be repaired by and at Tenant's expense, except that if Tenant fails to perform the same prior to the expiration of any applicable notice and cure period, then Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all direct out-of-pocket costs and expenses incurred in connection therewith and Tenant shall also pay to Landlord twenty percent (20%) of the cost thereof to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from the involvement of Landlord with such repairs. Land-lord shall provide and install replacement tubes for Building standard fluorescent light fixtures in the Premises (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense.

     8.2 Except as otherwise provided in this Lease, Landlord shall keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building (collectively, the "Building Structure and Systems"), clean and in good operating condition and, promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs brought about by any act or neglect of Tenant or any Invitee. If any such failure to maintain the Building Structure and Systems that is caused by Landlord's (or its agent's or employee's) gross negligence or willful misconduct shall render all or any substantial portion of the Premises untenantable, and if Tenant does not in fact use or occupy such portion of the Premises and such untenantability shall continue for five (5) consecutive business days, then as Tenant's sole remedy therefor all base rent and additional rent payable hereunder with respect to such portion of the Premises shall be abated for the period beginning as of the sixth (6th) consecutive business day of such untenantability and continuing until the Premises are rendered tenantable.

                                   ARTICLE IX
                                   ALTERATIONS

     9.1 The original improvement of the Premises shall be accomplished in accordance with Exhibit B (if any). Landlord is under no obligation to make any structural or other alterations, additions, improvements or other changes (collectively, "Alterations") in or to the Premises.

     9.2 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in

Landlord's sole and absolute discretion with respect to all structural Alterations and to those non-structural Alterations which are visible from the exterior of the Premises or for which a building permit is required, and which consent shall not be unreasonably withheld with respect to all other non-structural Alterations. Structural Alterations shall be deemed to include without limitation any Alteration that will or may necessitate any changes, replacements or additions to the walls, ceilings, partitions, columns or floor, or to the water, electrical, mechanical, plumbing, fire and life safety, or HVAC systems, of the Premises or the Building. Notwithstanding the foregoing, provided Tenant gives Landlord at least ten (10) days prior written notice, Tenant may install in the Premises, without obtaining Landlord's prior written consent, minor, nonstructural Alterations of a decorative nature whose value (as reasonably determined by Landlord) is less than two thousand five hundred dollars ($2,500) and which do not require a building permit, for example, the hanging of artwork or the installation of carpeting. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner;
(b) using new materials only; (c) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (d) in accordance with plans and specifications pre-pared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord and Tenant shall reimburse Landlord for all reasonable, out-of-pocket costs incurred by Landlord therefor; (e) in accordance with all Laws and any requirements of any insurance company insuring the Building or any portion thereof and after having received and delivered to Landlord a copy of all applicable permits and approvals, including, but not limited to, a building permit; and (f) after obtaining public liability and statutory worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration. Within ten (10) days after any Alterations is substantially completed, Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services performed and materials furnished in connection with Alterations. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within twenty (20) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations (including, without limitation, those involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building) shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense if the performance thereof by another contractor would void or otherwise adversely affect any warranty or guaranty with respect to the Building or any portion thereof. If Landlord elects not to so perform such work, then Landlord shall be paid a reasonable construction super-vision fee (not to exceed five percent (5%) of the cost of such work). Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place.

     9.3 If any Alterations are made without the prior written consent of Landlord, Land-lord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building (excluding trade fixtures) made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all trade fixtures, movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant, and (b) Tenant shall remove all Alterations and other items in the Premises or the Building which Landlord designates in writing for removal. Promptly after Landlord's receipt of a written request by Tenant which specifically requests Landlord to indicate to Tenant whether Landlord will require the removal of any Alterations, and provided such request is given to Landlord together with Tenant's request for Landlord's approval of any Alterations, Landlord will indicate to Tenant whether Landlord will require the removal of any such Alterations. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which prior to the expiration or termination of this Lease Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all reasonable costs incurred by Landlord in effecting such return.

                                    ARTICLE X
                                      SIGNS

Landlord will, at Landlord's sole cost and expense, list Tenant's name in the Building directory, if any, and provide Building standard signage on one suite entry door; provided, however, that if Tenant requests any changes thereto after the initial installation thereof, Tenant shall reimburse Landlord for costs reasonably incurred by Landlord therefor. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building; provided, however that Land-lord shall only affix, install, or display signs on the interior of the Premises which pertain to the management or operation of the Building.

                                   ARTICLE XI
                                SECURITY DEPOSIT

     11.1 Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount (as defined in Section 1.10) as a security deposit which shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the security deposit. Within approximately thirty (30) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises and Tenant's failure to vacate the Premises at such time and in the condition required by this Lease). If any portion of the security deposit is so used or applied, then within three (3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant's failure to do so shall constitute an Event of Default under this Lease.

     11.2 If Landlord transfers the security deposit to any purchaser or other transferee of Landlord's interest in the Property, Tenant shall look only to such purchaser or transferee for the return of the security deposit, and Landlord shall be released from all liability to Tenant for the return of such security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.

                                   ARTICLE XII
                                   INSPECTION

     12.1 Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent pay-able by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the reasonable judgment of Landlord may be deemed necessary or desirable, or to exhibit the same to lenders, purchasers and others, and, during the last nine (9) months of the Lease Term, to brokers and prospective tenants. Except in the event of an emergency, Landlord shall endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

                                  ARTICLE XIII
                                    INSURANCE

     13.1 Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of tire insurance or other insurance on the Building. If any increase in the rate of tire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

     13.2 (a) Throughout the Lease Term, Tenant shall obtain and maintain (1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Sections 6.3 and 15.2), premises and operations coverage, broad form property damage cover-age and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance,
(4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) statutorily required worker's compensation insurance, and
(6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B (except for the Building Standard Allowances provided by Landlord, to the extent the same were originally incorporated into the Premises), all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

          (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (2) name Landlord, the Agent and the holder of any Mortgage as additional insureds and/or loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in cover-age without the insurer first giving Landlord thirty (30) days' prior written notice (by certified or registered mail, return receipt requested) of such proposed action. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance. Tenant shall deliver a certificate (on Acord form 27) of all such insurance and receipts evidencing payment therefor (and, upon re-quest, copies of all required insurance policies, including endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter.

     13.3 Landlord agrees to carry and maintain all-risk property insurance (with at least eighty percent (80%) replacement cost coverage) covering the Building and Landlord's property therein. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required of Tenant pursuant to Section 13.2). Landlord hereby waives its right of recovery against Tenant and re-leases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord receives insurance proceeds on account thereof.

                                   ARTICLE XIV
                             SERVICES AND UTILITIES

     14.1 Subject to Tenant's obligations specified in this Lease: (a) Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment; and (b) Landlord will provide janitorial service on Monday through Friday (or. at Landlord's option, Sunday through Thursday) only (excluding legal public holidays), electricity sufficient for lighting purposes and normal office use only, water, elevator service (with at least one (1) elevator in operation at all times, except in the event of an emergency), and exterior window-cleaning service. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, provided Tenant gives Landlord a minimum of twenty-four (24) hours advance written notice of such requirement (which notice must be received by Landlord prior to 5:00 p.m. on a business day). Tenant shall pay for such extra service in accordance with Landlord's then-current schedule for all building occupants (currently thirty dollars ($30) per hour per unit and in all cases a minimum of four (4) hours shall be charged). Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency).

     14.2 Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity. "Excessive Electricity" shall be de-fined as electricity usage greater than six
(6) watts per rentable square foot on average, excluding electricity for ceiling lighting and HVAC. If such checkmeters indicate that Tenant's electricity consumption is excessive, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility.

     14.3 Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

     15.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; temporary interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; temporary failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person or damage to Tenant's property caused by Landlord's gross negligence or willful misconduct to the extent such injury or damage is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

     15.2 (a) Except to the extent arising out of Landlord's gross negligence or willful misconduct and as otherwise provided in Article XIII, Tenant shall reimburse Landlord, its employees and agents for, and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including reasonable attorneys' fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein by Tenant or its Invitees, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

          (b) Except as otherwise provided in Article XIII, Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorney's fees) suffered by or claimed against Tenant, directly arising out of (i) any accident, injury or damage caused to any person on or about the common or public areas of the Building within Landlord's exclusive control during the Lease Term, (ii) Landlord's failure to comply with applicable Laws which Landlord is required to comply with or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except, to the extent such accident, injury, damage, failure, breach or default is a result of or in any way caused by Tenant's or any of Tenant Invitees and except, further, that Landlord's obligation to indemnify Tenant pursuant to this Section shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss directly and solely caused by the breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; and provided, however, that, notwithstanding any other provision of this Lease to the contrary, in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant's business or for any indirect losses or consequential damages whatsoever or for claims for which Tenant is insured or required under this Lease to be insured. Notwithstanding anything to the contrary in this Section or elsewhere in this Lease, this Section 15.2(b) shall not apply to the holder of any Mortgage (as defined in Section 21.1).

     15.3 No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord's interest therein. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

     15.4 Tenant shall not have the right to set off or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord. Notwithstanding the foregoing, in the event Tenant institutes an independent action against Landlord and is awarded a money judgment, and provided that such judgment is either affirmed on appeal by the highest court for which an appeal thereof may be filed or the time for filing such an appeal has expired, then in such event, and only in such event, if Landlord fails to pay such judgment within thirty (30) days after the same is entered into, Tenant may deduct the amount of such money judgment from the next monthly installment or installments of Base Rent due hereunder; provided, however, that Tenant shall not have the right to deduct the amount of such money judgment from any rent that may become payable to the holder of any Mortgage (or any other party claiming through such holder) as a result of the exercise by such holder (or other party) of any of its rights or remedies as a secured party under such Mortgage. 15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then re-course for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building including sales proceeds. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "officer") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

                                   ARTICLE XVI
                                      RULES

     16.1 Tenant and Invitees shall at all times abide by and observe the rules specified in Exhibit C. Tenant and Invitees shall also abide by and observe any other reasonable rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants.

                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION

     17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall notify Tenant of its reasonable estimate of the time required to repair and restore the Premises and shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Land-lord's judgment such repair and restoration cannot be completed within ninety (90) days after the occurrence of such damage or destruction, then Landlord shall have the right to terminate this Lease by giving written notice of termination within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of damage. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is usable while such re-pair and restoration are being made; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall not be entitled to any such rent reduction (except to the extent Landlord receives rent loss insurance proceeds therefor); and further provided that if Landlord reasonably determines that the portion of the Premises that is not affected by the damage or destruction is not reasonably useable, then the rental abatement described above shall apply to the entire Premises until such time as any portion of the Premises becomes reasonably usable. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay Landlord's deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, (b) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto (Landlord hereby agreeing to use commercially reasonable efforts to collect insurance proceeds provided it determines the same is in the best interests of the Building tenants as a whole), and (c) Landlord shall not be required to repair or restore any of the original tenant improvements installed pursuant to Exhibit B (except for the Building Standard Allowance provided by Land-lord, to the extent the same were originally incorporated into the Premises), any Alterations or any other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (4) the damage to the Building exceeds twenty-five percent (25%) of the replacement value of the Building.

     17.2 If, within forty-five (45) days after the occurrence of the damage or destruction described in Section 17.1, Landlord determines in its sole but reasonable judgment that the re-pairs and restoration cannot be substantially completed within two hundred seventy (270) days after the date of such damage or destruction, and provided Landlord does not elect to terminate this Lease pursuant to this Article, then Landlord shall promptly notify Tenant of such determination. For a period continuing through the later of the thirtieth (30th) day after the occurrence of the damage or destruction or the tenth (10th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice to Landlord (which date of such termination shall be not more than thirty (30) days after the date of Tenant's notice to Landlord). Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any Invitee shall have caused the damage or destruction.

                                  ARTICLE XVIII
                                  CONDEMNATION

     18.1 If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

     18.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                   ARTICLE XIX
                                     DEFAULT

     19.1 Each of the following shall constitute an "Event of Default": (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however. that with respect to the first two (2) such failures in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord delivers written notice thereof to Tenant; (b) Tenant's failure to per-form or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure shall continue for a period of ten (10) business days after Land-lord sends written notice thereof, provided, however, that if such cure cannot reasonably be effected within such ten (10) business day period and Tenant begins such cure promptly within such ten (10) business day period and is pursuing such cure in good faith and with diligence and continuity during such ten (10) business day period, then Tenant shall have such additional time up to an additional twenty (20) days as is reasonably necessary to effect such cure;
(c) [Intention-ally Deleted] (d) an Event of Bankruptcy as specified in Article XX; (e) Tenant's dissolution or liquidation; or (f) any Environmental Default as specified in Section 6.3.

     19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option (but not its exclusive remedy), to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter the Premises pursuant to applicable judicial process, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys' fees and costs, brokerage fees, expenses incurred in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time. Tenant also shall be liable for additional damages which at Landlord's election shall be either (a) an amount equal to the Base Rent and additional rent due or which would have become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term); or (b) an amount equal to the difference between (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term, and (ii) the fair market value rental of the Premises over the same period (net of all expenses (including attorneys' fees) and all vacancy periods reasonably projected by Landlord to be incurred in connection with the reletting of the Premises), as determined by Landlord in its sole and absolute discretion, which difference shall be discounted at a rate equal to one (1) whole percentage point above the discount rate in effect on the date of payment at the Federal Reserve Bank nearest the Building, and which resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final dam-ages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment, and that Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

     19.3 Except to the extent such rights or remedies have been waived or otherwise limited or restricted in this Lease, all rights and remedies of Landlord and Tenant set forth in this Lease are cumulative and in addition to all other rights and remedies available to such party at law or in equity, including specific performance and those available as a result of any anticipatory breach of this Lease. The exercise by either party of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Except as otherwise set forth herein, no delay or failure by either party to exercise or enforce any of such party's rights or remedies or the other party's obligations shall constitute a waiver of any such rights, remedies or obligations. Except as otherwise set forth herein, neither party shall be deemed to have waived any default by the other party unless such waiver expressly is set forth in a written instrument signed by the waiving party. If either party waives in writing any default by the other party, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     19.5 If Tenant fails to make any payment to any third party (where such failure could have an adverse impact on Landlord or the Building) or to do any act herein required to be made or done by Tenant within the time period specified herein (taking into account applicable notice and cure periods), then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the "Default Rate") equal to the greater of fifteen percent (15%) per annum or the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

     19.6 If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the fifth (5th) day after the date such payment is due and payable (without regard to any cure period specified in Section 19.1), then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the Default Rate from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Land-lord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.

     19.7 If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

                                   ARTICLE XX
                                   BANKRUPTCY

     20.1 An "Event of Bankruptcy" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder (including, without limitation, any general partner of Tenant (a "General Partner")) of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a fore-closure or attachment action upon any property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such person's net worth below the net worth of such person as of the date hereof. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

     20.2 Upon occurrence of an Event of Bankruptcy, Landlord and Tenant shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee agrees to promptly (a) cure all defaults under this Lease,
(b) compensate Landlord for damages incurred as a result of such defaults, (c) provide adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) comply with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX.

                                   ARTICLE XXI
                                  SUBORDINATION

     21.1 As of the date hereof, no Mortgages encumber the Building. This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recasting or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof.

     21.2 Tenant shall at Landlord's request promptly execute any requisite or appropriate document confirming such subordination. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the con-sent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

     21.3 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications
(a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof.

     21.4 Upon request from Tenant, Landlord shall use reasonable efforts to secure for Tenant a nondisturbance agreement (recognizing Tenant's rights under this Lease) from the holder of each Mortgage hereafter encumbering the Building and/or the Land on such holder's standard form nondisturbance agreement, provided that Tenant shall pay as additional rent under this Lease all costs (including reasonable attorneys' fees) incurred by Landlord in connection with Landlord's efforts to secure such nondisturbance agreement.

                                  ARTICLE XXII
                                  HOLDING OVER

     22.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will re-quire an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent payable by Tenant hereunder shall be increased to equal the greater of (1) fair market rent for the entire Premises, or (2) one hundred fifty percent (150%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                  ARTICLE XXIII
                              COVENANTS OF LANDLORD

     23.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

     23.2 Landlord reserves the following rights: (a) to change the street address and name of the Building; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises provided the same does not unreasonably interfere with Tenant's conduct of its business in the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with Tenant's permitted use of the Premises; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the Land or to combine the Land with other lands; (g) to relocate any parking areas designated for Tenant's use; (h) if Tenant vacates the Premises prior to the expiration of the Lease Term, to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (i) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises), so long as such prohibitions are in accordance with applicable law; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises.

                                  ARTICLE XXIV
                                     PARKING

     24.1 During the Lease Term, upon the request of Tenant, Landlord agrees to make available to Tenant and its employees parking permits for the unreserved parking of standard-sized passenger automobiles on a surface parking lot adjacent to the Building or other parking facilities provided by Landlord (the "Parking Lot") in an amount equal to one permit for each two hundred fifty (250) square feet of rentable area of the Premises on a nonexclusive, unassigned. first-come, first-served basis; provided, however, that two (2) of such permits shall be for reserved parking spaces in a location designated (or redesignated) by Landlord from time to time.

There shall be no charge for such permit during the initial term of the Lease. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Lot and shall at all times abide by all rules and regulations governing the use of the Parking Lot promulgated by Landlord. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Lot, or for any injury sustained by any person in or about the Parking Lot. Landlord reserves the right in its absolute discretion to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants. Tenant shall not use parking areas for the overnight storage of vehicles. Landlord reserves the right to designate any portion of the Parking Lot for reserved parking and to charge Tenant market rates for parking rights during any renewal or extension of this Lease. Within ten (10) days after Landlord's request therefor, Tenant shall provide to Landlord a list of all cars of its employees authorized to park in the Parking Lot (including make, model, color and license plate number). Thereafter, Tenant shall update such list promptly after any change thereto.

                                   ARTICLE XXV
                               GENERAL PROVISIONS

     25.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

     25.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Ten-ant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

     25.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker(s). Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker(s) pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker(s). Landlord shall indemnify and hold Tenant harmless from and against any claim against Tenant for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt, other than the Brokers.

     25.4 At any time and from time to time, upon not less than ten (10) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate.

     25.5 LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

     25.6 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the third day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Notice Address specified in Article I, with a copy to Shaw, Pittman, Potts & Trowbridge, 2300 N Street, N.W., Washington, D.C. 20037, Attention: Anne K. Planning, Esq.; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have thirty (30) days, after receipt of such notice to cure any Landlord default before Tenant may exercise any remedy. Any cure of Landlord's default by such holder shall be treated as performance by Landlord.

     25.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

     25.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

     25.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

     25.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. Without limiting the generality of the foregoing, Tenant acknowledges that Tenant has made an independent investigation of the potential for success at the Building and has not relied on any representation, implication or suggestion of Landlord in connection therewith, and that Landlord has not represented, implied or suggested that Tenant would be given an exclusive use for the operation of the business to be conducted in the Premises. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

     25.11 This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

     25.12 Headings are used for convenience and shall not be considered when construing this Lease.

     25.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     25.14 Time is of the essence with respect to each of Tenant's and Landlord's obligations hereunder.

     25.15 This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

     25.16 Neither this Lease nor a memorandum thereof shall be recorded.

     25.17 Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building without Tenant's consent, provided such changes or modifications do not materially and adversely change the character of the Building.

     25.18 The rentable area in the Building and in the Premises shall be determined by Landlord's architect in accordance with the Building Owners' and Managers' Association ("BOMA") June 7, 1996 standard method of measurement for office buildings, including those areas of the first floor common to all tenants, prorated throughout the Building.

     25.19 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof.

     25.20 Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     25.21 If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such de-lay, interruption or prevention.

     25.22 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

     25.23 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

     25.24 At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

     25.25 Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

     25.26 Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

     25.27 For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord's resident agent is Peter Lawrence of Virginia, Inc., 11440 Isaac Newton Square North, Suite 208, Reston, VA 20190.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

WITNESS:                                LANDLORD

                                        APA PROPERTIES NO. 1, LP, a
                                        Delaware limited

                                        LANDLORD

                                        APA PROPERTIES NO. 1, L.P.
                                        limited partnership, by its Agent
                                        Peter Lawrence of Virginia Inc.


/s/ Kristopher M. Hoover                By: /s/ James J. Shapiro
-------------------------------------       ------------------------------------
                                        Name: James J. Shapiro
                                        Title: President


WITNESS:                                TENANT
                                        SYTEL, INC., a Maryland corporation


/s/ Renee D. Williams                   By: /s/ Valerie J. Lyons
-------------------------------------       ------------------------------------
                                        Name: Valerie J. Lyons
                                        Title: President